UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 18, 2014

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2014, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its wholly-owned subsidiary Seacoast National Bank (“SNB”) entered into an employment agreement with Dennis S. Hudson, III, Chairman and Chief Executive Officer (the “New Employment Agreement”) based on current best practices. The New Employment Agreement replaces the previous employment agreement between Mr. Hudson and Seacoast and SNB dated January 18, 1994, as amended December 31, 2008, and the change of control agreement between these parties dated December 24, 2003.

The New Employment Agreement has an initial term of three (3) years. Under the agreement, Mr. Hudson receives a minimum base salary of $500,000 per year, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Hudson may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. If Mr. Hudson is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination; and any unreimbursed expenses (collectively, the “Accrued Obligations”). If Mr. Hudson resigns for “good reason” or is terminated “without cause”, prior to a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times his base salary, b) a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Cash Bonus”); and c) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Hudson resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times his base salary, b) the Cash Bonus; and c) Continuing Benefits for 36 months. The employment agreement also contains provisions for termination upon Mr. Hudson’s death or permanent disability, and certain non-competition, non-disclosure and non-solicitation covenants. In addition, under the agreement, Mr. Hudson is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation.

The New Employment Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Seacoast Banking Corporation of Florida and Dennis S. Hudson, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: December 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Seacoast Banking Corporation of Florida and Dennis S. Hudson, III